As filed with the Securities and Exchange Commission on October 3, 2018

Registration No. 333-139819

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NORTHWEST NATURAL HOLDING COMPANY

(Exact name of issuer as specified in charter)

Oregon	82-4710680
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

220 N.W. Second Avenue Portland, Oregon	97209
(Address of principal executive offices)	(Zip Code)

NORTHWEST NATURAL GAS COMPANY

RETIREMENT K SAVINGS PLAN

(Full title of the plan)

SHAWN M. FILIPPI

Vice President, Corporate Secretary, and Chief Compliance Officer

Northwest Natural Holding Company

220 N.W. Second Avenue

Portland, Oregon 97209

(Name and address of agent for service)

Telephone number, including area code, of agent for service: (503) 226-4211

Copy to:

STEVEN H. HULL

Stoel Rives LLP

760 SW Ninth Avenue, Suite 3000

Portland, Oregon 97205

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act  ☐

This Post-Effective Amendment to the Registration Statement on Form S-8 is being filed pursuant to Rule 414 under the Securities Act of 1933, as amended (the “Securities Act”), by Northwest Natural Holding Company (the “Company”), the successor to Northwest Natural Gas Company, an Oregon corporation (the “Predecessor”), following a merger to effect a holding company reorganization effective as of October 1, 2018. The Company hereby expressly adopts the Registration Statement of the Predecessor on Form S-8 (Registration No. 333-139819) as its own registration statement for all purposes of the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and hereby sets forth any additional information necessary to reflect any material changes made in connection with or resulting from the succession, or necessary to keep this Registration Statement from being misleading in any material respect.

INTRODUCTORY STATEMENT

Effective October 1, 2018, pursuant to the Agreement and Plan of Merger between the Predecessor, the Company, and NWN Merger Sub, Inc., each outstanding share of the Predecessor common stock was automatically converted into one share of the Company’s common stock, and each share of the Company’s common stock issued to the Predecessor was canceled. As a result of the exchange, the Predecessor became a wholly-owned subsidiary of the Company.

The Company expressly adopts the Predecessor’s Registration Statement No. 333-139819 on Form S-8, as filed with the Securities and Exchange Commission on January 5, 2007 as the Company’s own registration statement for all purposes of the Securities Act and the Exchange Act.

The applicable registration fees were paid at the time of the original filing of this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents By Reference.

The following documents filed with the Commission by the Predecessor (File No. 1-15973) or by the Company pursuant to the Exchange Act, or as otherwise indicated, are hereby incorporated in this Registration Statement by reference:

(a) The Predecessor’s latest annual report filed pursuant to Section 13(a) or 15(d) of the Exchange Act.

(b) All other reports filed by the Predecessor pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Predecessor’s annual report referred to in (a) above.

(c) The description of the Common Stock of the Company contained in the Company’s Current Report on Form 8-K filed with the Commission on October 1, 2018.

All reports and other documents subsequently filed by the Company pursuant to Sections 13(a) and (c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

Item 4. Description of Securities.

Not Applicable.

Item 5. Interests of Named Experts and Counsel.

Not Applicable.

Item 6. Indemnification of Directors and Officers.

The Oregon Business Corporation Act (the “Act”) provides, in general, that a director or officer of a corporation who has been or is threatened to be made a defendant in a legal proceeding because that person is or was a director or officer of the corporation:

(1) shall be indemnified by the corporation for all expenses of such litigation when the director or officer is wholly successful on the merits or otherwise;

(2) may be indemnified by the corporation for the expenses, judgments, fines and amounts paid in settlement of such litigation (other than a derivative lawsuit) if he or she acted in good faith and in a manner reasonably believed to be in, or at least not opposed to, the best interests of the corporation (and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful); and

(3) may be indemnified by the corporation for expenses of a derivative lawsuit (a suit by a shareholder alleging a breach by a director or officer of a duty owed to the corporation) if he or she acted in good faith and in a manner reasonably believed to be in, or at least not opposed to, the best interests of the corporation, provided the director or officer is not adjudged liable to the corporation.

The Act also authorizes the advancement of litigation expenses to a director or officer upon receipt of a written affirmation of the director’s or officer’s good faith belief that the standard of conduct in Section (2) or (3) above has been met and a written undertaking by such director or officer to repay such expenses if it is ultimately determined that he or she did not meet that standard and, therefore, is not entitled to be indemnified. The Act also provides that the indemnification provided thereunder shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise.

The Company’s Bylaws provide that the Company shall indemnify directors and officers to the fullest extent permitted under the Act, thus making mandatory the discretionary indemnification authorized by the Act.

The Company’s Restated Articles of Incorporation provide that the Company shall indemnify its officers and directors to the fullest extent permitted by law, which may be broader than the indemnification authorized by the Act.

The Predecessor’s shareholders have approved and the Company has entered into indemnity agreements with its directors and officers which provide for indemnity to the fullest extent permitted by law and also alter or clarify the statutory indemnity in the following respects:

(1) prompt advancement of litigation expenses is provided if the director or officer makes the required affirmation and undertaking;

(2) the director or officer is permitted to enforce the indemnity obligation in court and the burden is on the Company to prove that the director or officer is not entitled to indemnification;

(3) indemnity is explicitly provided for judgments and settlements in derivative actions;

(4) prompt indemnification is provided unless a determination is made that the director or officer is not entitled to indemnification; and

(5) partial indemnification is permitted if the director or officer is not entitled to full indemnification.

The Company maintains in effect a policy of insurance providing for reimbursement to the Company of payments made to directors and officers as indemnity for damages, judgments, settlements, costs and expenses incurred by them which the Company may be required or permitted to make according to applicable law, common or statutory, or under provisions of its Restated Articles of Incorporation, Bylaws or agreements effective under such laws.

Item 7. Exemption from Registration Claimed.

Not Applicable.

Item 8. Exhibits.

4.1	Amended and Restated Articles of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to Form 8-K dated October 1, 2018, File No. 001-38681).

4.2	Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.2 to Form 8-K dated October 1, 2018, File No. 001-38681).

23.1	Consent of PricewaterhouseCoopers LLP.

24.1	Power of Attorney (see page (II-5).

The Company hereby undertakes that it has submitted the Northwest Natural Gas Company Retirement K Savings Plan and any amendments thereto, and will submit any future amendments, to the Internal Revenue Services (“IRS”) in a timely manner and will make all changes required by the IRS in order to qualify the Plan.

Item 9. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit Number	Document Description

4.1	Amended and Restated Articles of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to Form 8-K dated October 1, 2018, File No. 001-38681).

4.2	Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.2 to Form 8-K dated October 1, 2018, File No. 001-38681).

23.1	Consent of PricewaterhouseCoopers LLP.

24.1	Power of Attorney (see page (II-5).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portland, State of Oregon on this 3rd day of October, 2018.

NORTHWEST NATURAL HOLDING COMPANY

By	/s/ David H. Anderson
David H. Anderson
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints David H. Anderson, Frank H. Burkhartsmeyer, Brody J. Wilson, MardiLyn Saathoff and Shawn M. Filippi and each of them severally, as his or her attorneys-in-fact, each with the power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the registration statement, and to file the same, with all exhibits thereto and all documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed below by the following persons on October 3, 2018 in the capacities indicated.

Signature	Title

/s/ David H. Anderson David H. Anderson	President and Chief Executive Officer and Director (Principal Executive Officer and Director)

/s/ Frank H. Burkhartsmeyer Frank H. Burkhartsmeyer	Senior Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Brody J. Wilson Brody J. Wilson	Vice President, Treasurer, Chief Accounting Officer and Controller (Principal Accounting Officer)

/s/ Timothy P. Boyle Timothy P. Boyle	Director

/s/ Martha L. Byorum Martha L. Byorum	Director

/s/ John D. Carter John D. Carter	Director

/s/ Mark S. Dodson Mark S. Dodson	Director

/s/ C. Scott Gibson C. Scott Gibson	Director

Signature	Title

/s/ Tod R. Hamachek Tod R. Hamachek	Director

/s/ Jane L. Peverett Jane L. Peverett	Director

/s/ Kenneth Thrasher Kenneth Thrasher	Director

/s/ Malia H. Wasson Malia H. Wasson	Director

/s/ Charles A. Wilhoite Charles A. Wilhoite	Director

Pursuant to the requirements of the Securities Act of 1933, the Northwest Natural Gas Company Retirement K Savings Plan Administrative Committee has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portland, State of Oregon, on October 3, 2018.

Northwest Natural Gas Company Retirement K Savings Plan

By:	/s/ Lea Anne Doolittle
Lea Anne Doolittle, Chairman Retirement K Savings Plan Administrative Committee